EXHIBIT 80.10
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement for the Firstmark Partners Trust of all references to our firm included in or made a part of this Amendment.



  /s/ McCurdy & Associates

  McCurdy & Associates CPA's, Inc.
  February 8, 1999